                                                                       EXECUTION

================================================================================


                                CREDIT AGREEMENT

             --------------------------------------------------

                             WRT ENERGY CORPORATION


                                      and


                         ING (U.S.) CAPITAL CORPORATION

             --------------------------------------------------


                                  $15,000,000


                                 July 10, 1997


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
                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
CREDIT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I - Definitions and References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.  Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.  Exhibits and Schedules; Additional Definitions . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.3.  Amendment of Defined Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.4.  References and Titles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.5.  Calculations and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE II - The Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.1.  Making the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.2.  Requesting the Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.3.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.4.  Rate Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.5.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.6.  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.7.  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.8.  Regular Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.9.  Payments to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.10.  Capital Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.11.  Increased Cost of Fixed Rate Portions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.12.  Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.13.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 2.14.  Reimbursable Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE III - Conditions Precedent to Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.1.  Documents to be Delivered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 3.2.  Additional Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV - Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.1.  Borrower's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.2.  Representation by Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE V - Covenants of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.1.  Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.2.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VI - Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.1.  The Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.2.  Agreement to Deliver Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.3.  Perfection and Protection of Security Interests and Liens  . . . . . . . . . . . . . . . . . .  41
         Section 6.4.  Bank Accounts; Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 6.5.  Guaranties of Borrower's Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.6.  Production Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 6.7.  Agreement to Release Earned Sands  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VII - Events of Default and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 7.1.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43





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

         Section 7.2.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 7.3.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VIII - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.1.  Waivers and Amendments; Acknowledgments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 8.2.  Survival of Agreements; Cumulative Nature  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 8.3.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.4.  Joint and Several Liability; Parties in Interest . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 8.5.  GOVERNING LAW; SUBMISSION TO PROCESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 8.6.  Limitation on Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 8.7.  Termination; Limited Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.8.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.9.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 8.10.  Waiver of Jury Trial, Punitive Damages, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  51

SCHEDULE 1 - Disclosure Schedule
SCHEDULE 2 - Security Schedule
SCHEDULE 3 - Insurance Schedule

EXHIBIT A -- Promissory Note
EXHIBIT B -- Request For Loan
EXHIBIT C -- Rate Election
EXHIBIT D -- Certificate Accompanying Financial Statements
EXHIBIT E -- Environmental Compliance Certificate

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of July 10, 1997, by and between WRT Energy Corporation, a Delaware corporation (herein called "Borrower"), and ING (U.S.) Capital Corporation, a Delaware corporation (herein called "Lender"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "Adjusted Base Rate" means the fluctuating rate of interest which is one and one-quarter percent (1.25%) above the Base Rate; provided that during the continuance of any Event of Default under Section 7.1(a) (regardless of whether or not notice thereof has been given to Borrower) or during the continuance of any other Event of Default of which written notice has been delivered to Borrower, the Adjusted Base Rate shall be the fluctuating rate of interest which is five and one-quarter percent (5.25%) above the Base Rate. The Adjusted Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Administrative Services Agreement" means that certain Administrative Services Agreement of even date herewith between Borrower and DLB.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                 (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Credit Agreement.

         "Bankruptcy Case" means Old WRT's Chapter 11 case styled "In Re: WRT Energy Corporation, Debtor, Case No. 96BK-50212 (Chapter 11)" in the Bankruptcy Court.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Western District of Louisiana, Lafayette - Opelousas Division.

         "Base Rate" means the fluctuating rate of interest which is the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Lender to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Lender shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

         "Base Rate Portion" means that portion of the unpaid principal balance of the Loan which is not made up of Fixed Rate Portions.

         "Borrower" means WRT Energy Corporation, a Delaware corporation. Borrower is the successor by merger to Old WRT, and references herein to the properties, acts, liabilities, financial condition, etc. of Borrower at times prior to the date hereof refer to the properties, acts, liabilities, financial condition, etc. of Old WRT at such times.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York and in Houston, Texas. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Lender, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Confirmation Order" means the order of the Bankruptcy Court entitled "Order Confirming Debtor's and DLBW's Second Amended Joint Plan of Reorganization," as entered on May 2, 1997 and filed on May 5, 1997 and as amended from time to time with the consent of Lender.

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be included pursuant to GAAP on a balance sheet of such Person.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Depository Institution" means Bank One, Oklahoma City, N.A.

         "Disclosure Materials" means the Disclosure Statement, the Disclosure Schedule, and the Disclosure Reports.

         "Disclosure Report" means either a notice given by Borrower under
Section 5.1(d) or a certificate given by Borrower's chief financial officer under Section 5.1(b)(ii).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Disclosure Statement" means Old WRT's and DLBW's Second Amended Disclosure Statement (including all schedules and exhibits thereto) dated March 11, 1997, in support of the Plan of Reorganization.

         "DLB" means DLB Oil & Gas, Inc., an Oklahoma corporation.

         "DLBW" means, collectively, DLB and Wexford Management LLC, acting on behalf of its affiliated investment funds.

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 5.1(b)(v) or 5.1(b)(vi).

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

         "Eurodollar Rate" means, with respect to each particular Fixed Rate Portion and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Lender's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, the London Interbank Offered Rate as reported by any publicly available source of similar market data selected by Lender that, in Lender's sole judgment, accurately reflects such London Interbank Offered Rate).

         "Event of Default" has the meaning given to such term in Section 7.1.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "Fixed Rate" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Lender (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

         Fixed Rate =

         Eurodollar Rate               + A
         ----------------------------
         100.0% - Reserve Percentage

where A equals three percent (3.0%) while no Event of Default is continuing and seven percent (7.0%) during the continuance of any Event of Default under
Section 7.1(a) (regardless of whether or not notice thereof has been given to Borrower) or during the continuance of any other Event of Default of which written notice has been delivered to Borrower. If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Lender may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Fixed Rate Portion" means any portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to Old WRT's audited 1995 financial statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

         "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Lender pursuant to Section 6.5.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Highest Lawful Rate" means the maximum nonusurious rate of interest that Lender is permitted under applicable law to contract for, take, charge, or receive with respect to the Loan.

         "Initial Engineering Report" means the engineering report concerning oil and gas properties of Borrower dated January 1, 1997, prepared by Netherland, Sewell & Associates.

         "Initial Draft Financial Statements" means the draft annual Consolidated financial statements of Old WRT for the year ended December 31, 1996, together with the pro forma balance sheet included in the notes thereto (the "Initial Draft Pro Forma Balance Sheet").

         "Interest Period" means, with respect to each particular Fixed Rate Portion, a period of 1, 2, or 3 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the numerically corresponding day of the calendar month in which it ends (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day) and that each Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall end on the last Business Day of the last calendar month in such Interest Period. No Interest Period may be elected which would extend past the date on which the Note is due and payable in full.

         "Lender" means ING (U.S.) Capital Corporation, and its successors and assigns.

         "Lender's Bankruptcy Claim" means Lender's "Allowed Secured Claim" as described in the Plan of Reorganization, which Borrower and Lender hereby agree is in the following amount:

         principal and prepetition
                 interest and expenses                                                                     $15,367,257.56
         interest during the pendency
                 of the Bankruptcy Case                                                                    $ 2,088,625.80
         reimbursable fees, expenses
                 and other amounts                                                                         $   625,706.86

         TOTAL of Lender's Bankruptcy Claim                                                                $18,081,590.22
                                                                                                           ==============

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" has the meaning given to such term in Section 2.1.

         "Loan Documents" means this Agreement, the Note, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof).

         "Maturity Date" means July 10, 1999.

         "Note" has the meaning given to such term in Section 2.1.

         "NPV" means, with respect to any Proved Developed Producing Reserves expected to be produced from the oil and gas properties owned by Borrower, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to Borrower's interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) the pricing assumptions will be based on the average of the prices on the New York Mercantile Exchange (or any successor organization), as reported in the Wall Street Journal for the date of calculation (or if such date is not a Business Day, for the first Business Day thereafter) under the twelve forward contracts which are listed therein as the first to mature after such date of calculation, without any escalation but with any necessary adjustment for quality and geographical differentiations based on the average price received by Borrower for crude oil, natural gas or other liquid or gaseous hydrocarbons of such kind during the three months preceding the date of calculation, and (b) appropriate deductions will be made for severance taxes, ad valorem taxes, operating, gathering, transportation and marketing costs required for the production and sale of such reserves, as determined based on Borrower's then current taxes and costs in accordance with the standard practices of Netherland, Sewell & Associates but in all cases without any escalation.

         "Obligations" means all Debt from time to time owing by any of the Related Persons to Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

         "Old WRT" means WRT Energy Corporation, a Texas corporation which is the debtor in the Bankruptcy Case.

         "Permitted Investments" means investments:

                 (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

                 (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

                 (c) in mutual funds which invest solely in investments of the types referred to in subsections (a) and (b) of this definition.

                 (d) in demand deposits, and time deposits (including certificates of deposit and short term notes) maturing within 12 months from the date of deposit thereof, with (i) Lender, (ii) Depository Institution, or (iii) from the date hereof until and including August 10, 1997, any other commercial bank with which Old WRT was authorized to have deposits during the pendency of the Bankruptcy Case.

As used in the foregoing definition (and elsewhere herein), "Rating Agency" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Plan of Reorganization" means Old WRT's and DLBW's Second Amended Joint Plan of Reorganization, as confirmed by the Confirmation Order and as amended from time to time with the consent of Lender.

         "Prohibited Lien" means any Lien not expressly allowed under Section 5.2(b).

         "Proved Developed Producing Reserves" means "Proved Reserves", as defined in the Definitions for Oil and Gas Reserves (the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question, which are categorized as both "Developed" and "Producing" in the Definitions.

         "Rate Election" has the meaning given to such term in Section 2.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Related Persons" means Borrower, Old WRT, each Subsidiary of Borrower, if any, and each Guarantor, if any.

         "Request for Loan" means a written request, made by Borrower which meets the requirements of Section 2.2.

         "Reserve Percentage" means, on any day with respect to each particular Fixed Rate Portion, the maximum reserve requirement, as determined by Lender (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Fixed Rate Portion. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Restricted Debt" of any Person means Debt in any of the following categories:

                 (a)  Debt for borrowed money,

                 (b) Debt constituting an obligation to pay the deferred purchase price of property,

                 (c) Debt evidenced by a bond, debenture, note or similar instrument,

                 (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

                 (e) Debt arising under futures contracts, swap contracts, or similar agreements (other than option contracts giving such Person the right - and not the duty - to buy or sell goods expected to be bought or sold by such Person in the ordinary course of its business, so long as such Person has no obligation other than the initial payment in full of the purchase price for the option),

                 (f) Debt constituting principal under leases capitalized in accordance with GAAP,

                 (g) Debt arising under conditional sales or other title retention agreements,

                 (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), including Debt owed by any other Person which is secured by a Lien on any property or assets of such specified Person, whether or not such specified Person has assumed or is otherwise personally liable therefor, but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

                 (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

                 (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

                 (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver oil or gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

                 (l) Debt with respect to other obligations to deliver goods or services in consideration of payments therefor made more than 60 days prior to the date on which such goods are or services are to be delivered, provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than 120 days after the incurrence thereof (provided that such Debt, if outstanding for more than such period, shall nonetheless not be considered Restricted Debt for such reason for so long as such Person is in good faith contesting the validity of such Debt by appropriate proceedings and has set aside on its books adequate reserves therefor).

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Texaco Security Agreements" means that certain Security Agreement and Assignment of Production Proceeds dated March 11, 1997 between DLB and Texaco Exploration and Production, Inc., that certain Escrow Agreement dated the same date among the same parties and The Chase Manhattan Bank, and that certain Security Agreement and Assignment of Production Proceeds dated as of July 10, 1997, between Texaco Exploration and Production, Inc. and Borrower.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Sections 2.10 through 2.14 or any other matters which are to be determined hereunder by Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                             ARTICLE II - The Loan

         Section 2.1. Making the Loan. Subject to the terms and conditions hereof, Lender agrees to make a single advance to Borrower on or before July 11, 1997, in the amount of $15,000,000. The obligation of Borrower to repay to Lender the amount of such advance (herein called the "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. Interest on the Note shall accrue and be due and payable as provided herein and therein.

         Section 2.2. Requesting the Loan. Before the Loan is made Borrower must give Lender a written request therefor in the form and substance of the "Request for Loan" attached hereto as Exhibit B, duly completed. If all conditions precedent to the Loan have been met, Lender will on the date requested make the

Loan available to Borrower in immediately available funds in New York, New
York.

         Section 2.3. Use of Proceeds. Borrower shall use all funds from the Loan to repay a portion of Lender's Bankruptcy Claim. In no event shall the funds from the Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. Rate Elections. Borrower may from time to time designate all or any portion of the Loan (excluding any portion of the Loan which is required to be repaid prior to the end of the designated Interest Period) as a Fixed Rate Portion; provided that without the consent of Lender Borrower may make no such election during the continuance of a Default and that Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Fixed Rate Portion shall:

                 (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

                 (b) Specify the amount of the Loan which Borrower desires to designate as a Fixed Rate Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

                 (c) Be received by Lender not later than 10:00 a.m., New York, New York time, on the third Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this section (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the amount of the Fixed Rate Portion elected in any Rate Election must $1,000,000 or more and be an integral multiple of $100,000. Upon the termination of each Interest Period the portion of the Loan theretofore constituting the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than three (3) Fixed Rate Portions in effect at any time.

         Section 2.5.  Fees.

         (a) Initial Commitment Fees. In consideration of Lender's commitment to make the Loan which was given to DLB under a commitment letter dated March 15, 1997, Borrower will on the date hereof pay to Lender a facility commitment fee in the amount of $93,750, which fee represents the remaining $93,750 of the $187,500 fee referred to in such letter.

         (b) Delayed Commitment Fees. In further consideration of Lender's commitment to make the Loan, Borrower will pay to Lender two delayed commitment fees in the amount of $100,000 each, payable on December 31, 1997 and December 31, 1998 respectively (or, if earlier, on the date on which the Loan is paid in full).

         Section 2.6. Optional Prepayments. Borrower may, upon one (1) Business Day's notice to Lender, from time to time and without premium or penalty prepay the Note, in whole or in part, so long as each partial prepayment of principal on the Note is greater than or equal to $100,000, so long as any prepayment in full is accompanied by the fees described in the preceding Section 2.5(b), and so long as any prepayment of any Fixed Rate Portion is accompanied by all reimbursement amounts payable pursuant to Section
2.13. Each partial prepayment of principal shall be applied to the regular installments of principal due under the Note in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7. Mandatory Prepayments. Borrower shall immediately prepay the Loan in the amount of any cash proceeds, (net of expenses) hereafter received by Borrower, directly or indirectly, from (a) the sale, assignment or other disposition of any Collateral (other than produced oil, gas and other hydrocarbons sold in the ordinary course of business) or (b) the issuance of additional common or preferred stock of Borrower or warrants or other rights to acquire such stock (other than the common stock of Borrower issued in accordance with the terms of the Plan of Reorganization). Each partial prepayment of principal shall be applied to the regular installments of principal due under the Note in the inverse order of their maturity. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. This section does not constitute a waiver of any requirement in the Loan Documents that Lender's consent must be obtained in order to sell, assign, dispose of or issue any Collateral, stock, warrants or other rights.

         Section 2.8. Regular Payments. On the last Business Day of September, 1998, December, 1998, and March, 1999, Borrower will, in addition to paying any interest then due on the Loan, make a principal payment in the amount of $1,000,000. Any remaining principal owing on the Note will be due and payable in full on the Maturity Date.

         Section 2.9. Payments to Lender. Borrower will make each payment which it owes under the Loan Documents not later than 1:00 p.m., New York, New York time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds wired to such bank account in New York City as Lender may from time to time designate. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment specified in the Note. When Lender collects or receives money on account of the Obligations which is insufficient to pay all Obligations then due and payable, Lender may apply such money as it elects to the various Obligations which are then due and payable.

         Section 2.10. Capital Reimbursement. If after the date hereof (a) any law, rule or regulation (or any interpretation thereof by any central bank or other governmental authority) is introduced, implemented or changed, or (b) any central bank or other governmental authority introduces or implements or demands compliance with any request, directive or guideline (whether or not having the force of law), and the result thereof is to affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of Lender's Loan or commitments under this Agreement.

         Section 2.11. Increased Cost of Fixed Rate Portions. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

                 (a) shall change the basis of taxation of payments to Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located); or

                 (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

                 (c) shall impose on Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion (other than a condition referred to in Section 2.10), the result of which is to increase the cost to Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by Lender in respect of any Fixed Rate Portion by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon
(i) Borrower shall pay such amount to Lender and (ii) Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

         Section 2.12. Availability. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) Lender determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to Lender of making or maintaining loans based on such rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration to the extent the same are incurred as a result of or in connection with any Fixed Rate Portion. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 2.13. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Fixed Rate Portions or the Loan), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of the Loan to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 2.14. Reimbursable Taxes. Borrower covenants and agrees that:

         (a) Borrower will indemnify Lender against and reimburse Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, the Loan and the Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.


                 ARTICLE III - Conditions Precedent to Lending

         Section 3.1. Documents to be Delivered. Lender has no obligation to make the Loan unless Lender shall have received all of the following, at Lender's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Lender:

                 (a)  The Note.

                 (b) An "Omnibus Certificate" of both the Secretary (or Assistant Secretary) and the Chairman of the Board (or President) of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of Borrower and all amendments thereto, certified by the Secretary of State of Delaware, and (iii) a copy of the by-laws of Borrower.

                 (c) A long-form good standing certificate (or certificates) of Borrower, issued by the Secretary of State of the State of Delaware.

                 (d) A "Compliance Certificate" of the Chairman of the Board (or President) and of the chief financial officer of Borrower, of even date with the Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (f), (g), (h) and (i) of
         Section 3.2.

                 (e) Favorable opinions of counsel for Borrower and DLB and of their special Louisiana counsel.

                 (f)  Each Security Document listed in the Security Schedule.

                 (g) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in Louisiana and Texas.

                 (h) Title opinions in form, substance and authorship satisfactory to Lender, concerning not less than ninety (90%) of the aggregate value of the oil and gas properties of Borrower.

                 (i) A favorable report of J.H. Blades & Co., Inc. regarding their assessment of the insurance maintained by the Related Persons, in scope and results acceptable to Lender and confirming, among other matters, that Borrower has obtained the insurance coverages set out in
         Schedule 3.

                 (j) A favorable report of Pilko & Associates regarding their environmental assessment of the material properties of the Related Persons, in scope and results acceptable to Lender.

                 (k)      The Administrative Services Agreement.

                 (l) An Acknowledgment executed by Depository Institution acknowledging Lender's Lien on all deposit accounts of Borrower and waiving any rights of offset or other claims Depository Institution may have against such deposit accounts.

         Section 3.2. Additional Conditions Precedent. Lender has no obligation to make the Loan unless the following conditions precedent are satisfied at the time the Loan is made:

                 (a) Borrower shall have paid to Lender, in good and immediately available funds, all of Lender's Bankruptcy Claim and the fee owing under Section 2.5(a), and Borrower shall have paid to Lender's counsel, in good and immediately available funds, estimated legal fees in the amount of $72,250 which are owing under Section 5.2(i).

                 (b) The Confirmation Order shall have become final and non-appealable.

                 (c) At least $13,300,000 in cash from the "Rights Offering" referred to in the Plan of Reorganization shall have been applied to expenses of DLB which are authorized under the Commitment Agreement (as defined in the Plan of Reorganization) and the Plan of Reorganization or deposited with Disbursing Agent (as defined in the Plan of Reorganization) to be distributed as described in the Plan of Reorganization.

                 (d) All conditions precedent to the effectiveness of the Plan of Reorganization shall be met (without giving effect to any waivers or amendments of such conditions made without the consent of Lender).

                 (e) DLB shall have contributed to Borrower, as an equity contribution, all of DLB's interests in the West Cote Blanche Bay Field which DLB acquired from Texaco Exploration and Production, Inc. ("TEPI") pursuant to that certain Assignment, Conveyance and Bill of Sale dated March 11, 1997, effective January 1, 1997 between DLB and TEPI, and Borrower shall have become the operator of the West Cote Blanche Bay Field.

                 (f) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of the Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of the Loan.

                 (g)  No Default shall exist at the date of the Loan.

                 (h) The description in the Initial Draft Financial Statements of Borrower's financial condition, operations and properties shall be true and correct in all material respects as of the date of the Initial Draft Financial Statements, subject to final auditor's adjustments, and no material adverse change shall have occurred to Borrower's financial condition, operations or properties since such date.

                 (i) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of the Loan.

                 (j) The making of the Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                 (k) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in
         Section 3.1 (including opinions of legal counsel for the Related Persons; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date.

                 (l) All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be reasonably satisfactory to Thompson & Knight, P.C., counsel to Lender.


                  ARTICLE IV - Representations and Warranties

         Section 4.1. Borrower's Representations and Warranties. To confirm Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender that:

         (a) No Default. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

         (b) Organization and Good Standing. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to obtain such qualification would not have a material adverse effect on Borrower. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures necessary and where failure to take such actions and follow such procedures would have a material adverse effect upon Borrower individually or on a Consolidated basis.

         (c) Authorization. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or (to Borrower's knowledge) any foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party (other than the Confirmation Order, which has been entered) is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or by general equitable principles.

         (f) Initial Draft Financial Statements. The Initial Draft Financial Statements fairly present Borrower's Consolidated financial position at December 31, 1996 and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the year then ended, subject to final auditor's adjustments. Except for matters described in the Disclosure Schedule, matters beneficial to Borrower, and immaterial matters, the Initial Draft Pro Forma Balance Sheet is a fair summary of Borrower's financial position after giving effect to the consummation of the Plan of Reorganization. The description in the Initial Draft Financial Statements of Borrower's financial condition, operations and properties is true and correct in all material respects as of the date of the Initial Draft Financial Statements, and no material adverse change has occurred to Borrower's financial condition, operations or properties since such date.

         (g) Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind other than the Obligations (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which has been incurred outside of the ordinary course of business and is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Disclosure Materials. Except as shown in the Disclosure Materials, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of Borrower individually or on a Consolidated basis. After giving effect to all payments pursuant to the Plan of Reorganization by Borrower on or before the date hereof of all claims which constitute "Allowed Claims" under (and as defined in) the Plan of Reorganization on the date hereof and after giving effect to all discharges of claims provided to Borrower under the Plan of Reorganization:

                 (i) the amount of all cash payments (excluding future interest on Allowed Claims for taxes) to be made by Borrower pursuant to the Plan of Reorganization on account of such "Allowed Claims" which remains to be paid after the date hereof is not greater than $2,075,000, and such "Allowed Claims" are listed in Section 4.1(g) of the Disclosure Schedule.

                 (ii) Except for the "Disputed Claim" of Tricore Energy Venture, L.P. (the maximum amount of which is described in the Disclosure Schedule) and the "Disputed Claim" of LLOG Exploration Company (which is described in the Disclosure Schedule), Borrower's maximum liability to make cash payments with respect to any "Disputed Claims" in the Bankruptcy Case does not exceed $3,700,000, and Borrower has at least $1,450,000 on deposit on the date hereof in various "Disputed Claims Reserve Accounts" under the Plan of Reorganization which are available to pay such "Disputed Claims". All "Disputed Claims" that may be entitled to receive a cash distribution on account of such "Disputed Claims" (including those "Disputed Claims" to be paid from the "Disputed Claims Reserve Accounts") are listed in Section 4.1(g) of the Disclosure Schedule. Except for transfers of equity interests in Borrower or in the "Litigation Entity" referred to in the Plan of Reorganization, there are no "Disputed Claims" which are required to be paid by any means other than in cash (provided that if Tricore Energy Venture, L.P. has a secured claim that is allowed by the Bankruptcy Court, such claim may with Lender's consent be satisfied by the conveyance of the collateral securing such claim).

         (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Lender in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Lender true, correct and complete copies of the Initial Engineering Report.

         (i) Litigation. Except as disclosed in the Disclosure Materials: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or, to Borrower's knowledge, against any Related Person's stockholders, partners, directors or officers which have or have a material probability of having any such effect. The Disclosure Schedule lists all appeals taken from any portion of the Confirmation Order, any stays granted to the effectiveness of any part of the Confirmation Order, and the maximum amounts

Borrower might be required to pay in connection with such appeals or stays.

         (j) ERISA Liabilities. All currently existing ERISA Plans are listed in the Disclosure Materials. Except as disclosed in the Disclosure Materials, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in
Section 4001 of ERISA. Except as set forth in the Disclosure Materials: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         (k)  Environmental and Other Laws.  As used in this subsection:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. Section 9601(22). Except as set forth in the Disclosure
Materials:

                 (i) The Related Persons are conducting their businesses in material compliance with all applicable federal, state and local laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses. Each Related Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the financial condition, operations, business or prospects of any Related Person.

                 (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental agency or entity or any other Person with respect to (1) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Related Person or on any property owned by any Related Person, (2) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (3) any alleged failure by any Related Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

                 (iii) No Related Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

                 (iv) No Related Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Related Person to an extent that such handling has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Related Person; and

                 (1) no PCBs are or have been present at any properties now or previously owned or leased by any Related Person;

                 (2) no asbestos is or has been present at any properties now or previously owned or leased by any Related Person;

                 (3) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Related Person;

                 (4) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Related Person;

                 (5) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Related Person to an extent that such release has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Related Person.

                 (v) No Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                 (vi) No Hazardous Material generated by any Related Person has been recycled, treated, stored, disposed of or released by any Related Person at any location other than those listed in Disclosure Materials other than disposal, in full compliance with Environmental Laws, of oil field wastes which do not constitute "hazardous substances" under CERCLA.

                 (vii) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Related Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Related Person by any other Person), and no property now or previously owned or leased by any Related Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

                 (viii) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Related Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Related Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

                 (ix) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Related Person in relation to any properties or facility now or previously owned or leased by any Related Person which have not been made available to Lender.

         (l) Names and Places of Business. Borrower has not, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower and each of its Subsidiaries are (and for the preceding five years have been) located at the address of Borrower set out in Section 8.3 or (if different) the address of each such Related Person set out in the Disclosure Schedule. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Related Person has any other office or place of business.

         (m) Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association. Old WRT's previous subsidiary, WRT Technology Corporation, has been dissolved. Borrower in not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and
(iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships.

         (n) Title to Properties. Borrower is making various representations and warranties in the Mortgage concerning its title to the properties subject thereto.

         (o) Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services but excluding federal and state securities laws of general application which do not restrict in any way the incurrence of the Obligations by the Related Persons.

         Section 4.2. Representation by Lender. Lender hereby represents that it will acquire the Note for its own account in the ordinary course of its commercial lending business; however, the disposition of Lender's property shall at all times be and remain within its control and, in particular and without limitation, Lender may sell or otherwise transfer the Note, any participation interest or other interest in the Note, or any of its other rights and obligations under the Loan Documents.


                       ARTICLE V - Covenants of Borrower

         Section 5.1. Affirmative Covenants. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

         (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause all other Related Persons to observe, perform and comply with every such term, covenant and condition.

         (b)  Books, Financial Statements and Reports.   Each Related Person
will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

                 (i) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by KPMG Peat Marwick or other independent certified public accountants selected by Borrower and reasonably acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants stating that they have read this Agreement, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 5.2(l), (m) and (n) and further stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

                 (ii)  As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1997: (1) Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and (2) Borrower's and each of its Subsidiaries' individual balance sheet as of the end of such Fiscal Quarter and individual statements of Borrower's and each of its Subsidiaries' earnings for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete in all material respects, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2(l), (m) and (n), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default. Each certificate delivered with respect to the Fiscal Year ending December 31, 1997, shall also set forth a comparison of the financial statements to the projections in the Disclosure Statement and an explanation of any differences between the financial statements and such projection. Each certificate delivered with respect to any Fiscal Year ending after December 31, 1997, shall set forth a comparison of the financial statements to the business and financial plan furnished under subsection (b)(iv) of this section for such Fiscal Year and an explanation of any differences between the financial statements and such business and financial plan.

                 (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

                 (iv) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Year, a business and financial plan for Borrower (in form reasonably satisfactory to Lender), prepared by a senior financial officer of Borrower and setting forth yearly financial projections and budgets. Borrower will also deliver to Lender, as soon as available, any material amendments or supplements to such business and financial plans during any Fiscal Year.

                 (v) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, an engineering report dated as of December 31 of such Fiscal Year prepared by Netherland, Sewell & Associates or other independent petroleum engineers chosen by Borrower and reasonably acceptable to Lender, concerning all oil and gas properties and interests owned by any Related Person which have attributable to them proved oil or gas reserves. This report shall be in form and substance reasonably satisfactory to Lender, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

                 (vi) As soon as available, and in any event within forty-five days after the end of the second Fiscal Quarter of each Fiscal Year, an engineering report dated as of June 30 of such Fiscal Year, prepared by in-house petroleum engineers employed by Borrower, concerning all oil and gas properties owned by any Related Person which have attributable to them proved oil or gas reserves. This report shall be substantially in the form and substance as the report delivered under Section 5.1(b)(v) and otherwise be reasonably satisfactory to Lender.

                 (vii)  As soon as available, and in any event within thirty
         (30) days after the end of each month, a report of any "over-produced" or "under-produced" status under gas balancing arrangements.

                 (viii)  As soon as available, and in any event within thirty
         (30) days after the end of each month, a report describing by unit or field the gross volume of production and sales attributable to production during such month from properties of the kind described in subsection (b)(v) above and describing the related severance taxes, other taxes, leasehold operating expenses, and capital costs attributable thereto and incurred during such month.

                 (ix) As soon as available, and in any event within thirty (30) days after the end of each month, a schedule of, and aging information with respect to, the accounts receivable of Borrower.

                 (x) As soon as available, and in any event within thirty (30) days after the end of each month, a report of the capital expenditures made, or to be made by Borrower, during the then current Fiscal Year together with preliminary estimates (both before and after such capital expenditures) of the oil or gas reserve enhancements anticipated to be realized as a result of such capital expenditures.

                 (xi)  As soon as available, and in any event within thirty
         (30) days after the end of each Fiscal Year, an environmental compliance certificate signed by the President or Chief Executive Officer of Borrower in the form attached hereto as Exhibit E. Further, if requested by Lender, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with Fiscal Year 1998, by Pilko & Associates or other consultants selected by Lender which review shall, if requested by Lender, be arranged and supervised by environmental legal counsel for Lender, all at Borrower's cost and expense. The consultant shall render an oral or written report, as specified by Lender, based upon such review at Borrower's cost and expense.

                 (xii) Concurrently with the annual renewal of the Borrower's insurance policies, certificates from Borrower's insurance brokers describing the coverages that have been put in place, and, if requested by Lender in writing, a certificate or report issued by J.H. Blades & Co., Inc. or other insurance consultants satisfactory to Lender certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

         (c) Other Information and Inspections. Each Related Person will furnish to Lender any information which Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of such Related Person's property during normal business hours, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Lender agrees that, until the occurrence of an Event of Default, it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to Lender's Affiliates, auditors, attorneys, or agents, or (iv) is furnished to any purchaser or prospective purchaser of participations or other interests in the Loan or any Loan Document.

         (d) Notice of Material Events and Change of Address. Borrower will promptly notify Lender:

                 (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition or in the aggregate value of the Collateral,

                 (ii) of the occurrence of any Default,

                 (iii) of the acceleration of the maturity of any Restricted Debt owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's individual or Consolidated financial condition or on the value of any material part of the Collateral,

                 (iv) of the occurrence of any Termination Event,

                 (v) of any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties,

                 (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon any Related Person's financial condition, business or operations or on the value of any Collateral.

Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender and Lender's counsel in writing: (1) at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same, and (2) within five Business Days after the filing by any Related Person of any application for a patent in any domestic or foreign jurisdiction.

         (e) Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good operating condition (ordinary wear and tear excepted) and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. In particular, Borrower will commence the activities described in either clause (v)(a) or clause (v)(b) on page 24 of the Confirmation Order within the time period set forth therein in order to avoid the release of nonproducing acreage described in clause (v)(c) on such page.

         (f) Maintenance of Existence and Qualifications. Each Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower or any other Related Person. Borrower will use its best efforts to become listed on the NASDAQ National Market System (or its successor) or any other national securities exchange, and once Borrower is so listed, Borrower shall remain listed and in good standing on such national securities exchange.

         (g) Payment of Trade Debt, Taxes, etc. Each Related Person will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within 120 days after the same was incurred pay all Debt owed by it to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         (h) Insurance. Each Related Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with Schedule 3. Upon demand by Lender any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Lender as its interests may appear, (ii) to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without fifteen days prior notice to Lender, (iii) to provide for any other matters specified in any applicable Security Document or which Lender may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with Schedule 3, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Related Person shall at all times maintain liability insurance in the amounts set out on Schedule 3.

         (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay (i) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants fees and engineering fees) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (5) the defense or enforcement of the Loan Documents (including this section) or the defense of Lender's exercise of its rights under any of the Loan Documents; and (ii) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Lender, including travel and miscellaneous expenses and fees and expenses of Lender's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (j) Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

         (k) Interest. Borrower hereby promises to pay interest to Lender at the Adjusted Base Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         (l) Compliance with Confirmation Order, Agreements and Law. Each Related Person will perform all of its obligations under the Confirmation Order and the Bankruptcy Plan and all of its material obligations under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto.

         (m)  Environmental Matters; Environmental Reviews.

                 (i) Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

                 (ii) Borrower will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                 (iii) Borrower will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         (n) Evidence of Compliance. Each Related Person will furnish to Lender at such Related Person's or Borrower's expense all evidence which Lender from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         (o) Bank Accounts. At all times after August 10, 1997, Borrower shall maintain with Depository Institution all of its bank accounts, money market accounts, and similar accounts as security for the Obligations, and Borrower shall not hereafter purchase any certificate of deposit from any Person issuing the same other than Depository Institution.

         Section 5.2. Negative Covenants. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

         (a) Restricted Debt. No Related Person will in any manner owe or be liable for Restricted Debt except:

                 (i) the Obligations.

                 (ii) letters of credit, not in excess of $500,000 at any one time, obtained by the Related Persons to secure their plugging, abandonment and site restoration obligations with respect to oil and gas properties.

                 (iii) liabilities under law or leases for plugging, abandonment and site restoration on Borrower's properties.

                 (iv) the various items of Restricted Debt described in detail in the Disclosure Schedule and representing "Allowed Priority Tax Claims" or the "Allowed Secured Claims" of General Motors Acceptance Corporation, MC Bank & Trust Company, or Woodforest National Bank under the Plan of Reorganization.

                 (v) miscellaneous items of Restricted Debt not described above in this subsection (a) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $500,000 at any one time outstanding.

                 (vi) Debt outstanding under the Texaco Security Agreements, as in effect on the date hereof and as hereafter modified with Lender's consent.

         (b) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of its properties or assets except for:

                 (i)  Liens which secure Obligations only.

                 (ii) Liens which are "Permitted Encumbrances" under the Mortgage.

                 (iii) Liens which are contemplated under the Plan of Reorganization which (1) encumber certain trucks and secure the Restricted Debt permitted under Section 5.2(a)(iv) that is owing to General Motors Acceptance Corporation or MC Bank & Trust Company, or
         (2) encumber an office complex in Lafayette, Louisiana and secure the Restricted Debt permitted under Section 5.2(a)(iv) that is owing to Woodforest National Bank.

                 (iv) the Liens of Texaco Exploration and Production, Inc. under the Texaco Security Agreements, as in effect on the date hereof and as hereafter modified with Lender's consent.

                 (v) inchoate statutory Liens for taxes or for obligations under ERISA, provided that such taxes and ERISA obligations are not past due or are being contested as provided in
         Section 5.1(g).

                 (vi) statutory or contractual operators', mechanics', materialmen's and similar Liens incurred in the ordinary course of business, provided such Liens do not secure Restricted Debt and secure only Debt which is not outstanding for more than 120 days after the incurrence thereof or which is being contested as provided in Section 5.1(g).

                 (vii) deposits or pledges of cash or cash equivalents (not in the aggregate to exceed $500,000 at any time): (1) to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations; (2) required by law to secure statutory obligations; (3) to secure appeal bonds or to secure plugging and abandonment and site restoration obligations or similar obligations incurred in the ordinary course of the oil and gas production business; or (4) to secure reimbursement obligations for letters of credit permitted under Section 5.2(a)(vi).

         (c) Hedging Contracts. No Related Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract.

         (d) Limitation on Mergers, Issuances of Securities. No Related Person will merge or consolidate with or into any other business entity. Borrower will not issue any securities other than shares of its common stock and options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Borrower which may at any time exist will issue any shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         (e) Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its properties or assets (including among others those subject to the Security Documents) or any material interest therein except:

                 (i) interests in oil and gas leases, or portions thereof (if released or abandoned but not otherwise sold or transferred), so long as no well situated on the property transferred, or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in commercial quantities.

                 (ii) sales of produced oil, gas and other hydrocarbons in the ordinary course of business.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         (f) Limitation on Dividends and Redemptions. Except for the dividends and the distributions made to Borrower by its Subsidiaries, no Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person.

         (g) Limitation on Investments and New Businesses. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or as expressly permitted hereby, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions or investments in any properties other than capital expenditures on Collateral properties, or (iv) make any acquisitions of or capital contributions to or other investments in any Person other than Permitted Investments.

         (h) Limitation on Credit Extensions. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

         (i) Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates, DLB or Wexford Management LLC, or any of their respective Affiliates, on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than its Affiliates, DLB or Wexford Management LLC, and their respective Affiliates, provided that such restriction shall not apply to transactions among Borrower and any wholly owned Subsidiaries of Borrower which are hereafter created or acquired with the consent of Lender. Except for payments to DLB of general and administrative expenses which are both (i) required to be paid under the Administrative Services Agreement and (ii) permitted to be paid under Section 5.2(m), no Related Person will make any payment of any kind (whether in cash or properties) for any purpose (other than payments made in common stock of Borrower or warrants or rights to acquire such stock) to DLB, Wexford Management LLC, any of their respective Affiliates, or any Affiliate of Borrower which directly or indirectly owns any interest in Borrower.

         (j) Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or services regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Security Document, except as expressly permitted under such Security Document. Borrower will not amend or permit any amendment to the Administrative Services Agreement, the Texaco Security Agreements or any agreement secured by the Texaco Security Agreements. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         (k)  Fiscal Year.  No Related Person will change its fiscal year.

         (l) Current Ratio. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than
1.1 to 1.0. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Obligations which would otherwise be considered current liabilities.

         (m) General and Administrative Expenses. The Related Persons will not incur Consolidated general and administrative expenses (whether under the Administrative Services Agreement or otherwise) in excess of $1,000,000 during any Fiscal Quarter or in excess of $3,000,000 during any Fiscal Year.

         (n) Coverage Ratio. As of each December 31, and June 30, beginning with December 31, 1997, and continuing regularly thereafter, Borrower's Coverage Ratio will not be less than 1.2 to 1.0. For purposes of this section, "Coverage Ratio" means, at any date in question, the ratio of (a) the aggregate NPV attributable to all Collateral as determined from the Engineering

Report prepared as of such date, to (b) the principal amount of the Note outstanding on such date at the end of the day.


                             ARTICLE VI - Security

         Section 6.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Lender.

         Section 6.2. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any of the Related Persons (other than the trucks and office complex referred to in Section 5.2(b)(iii)). Borrower also agrees to deliver, whenever reasonably requested by Lender, favorable title opinions from legal counsel reasonably acceptable to Lender with respect to any Related Person's properties and interests designated by Lender, based upon abstract or record examinations to dates acceptable to Lender and (a) stating that such Related Person has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected deed of trust or mortgage liens in such properties and interests and assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Lender may request.

         Section 6.3. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.4. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Lender, and (c) any other credits and claims of Borrower at any time existing against Lender, including claims under certificates of deposit. Upon the occurrence of any Default, Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

         Section 6.5. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Borrower will cause each of its Subsidiaries to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence reasonably satisfactory to Lender and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.6. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Borrower will be assigning to Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred Borrower (and any other Guarantor which hereafter makes such an assignment) may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. During the continuance of any Event of Default, Lender may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or any other Related Person or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Lender to Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Lender to collect other Production Proceeds thereafter.

         Section 6.7. Agreement to Release Earned Sands. Upon Lender's receipt of written notification from each of Borrower and CXY that CXY has earned an assignment of Earned Sands under the terms of the Farmout Agreement, and concurrently with the execution of an assignment by Borrower to CXY of such Earned

Sands in accordance with the terms and conditions of the Farmout Agreement, Lender hereby agrees to execute an appropriate instrument, in recordable form, that releases Lender's Liens insofar and only insofar as the same affects such Earned Sands. The release contemplated by this Section 6.7 with respect to the Earned Sands shall specifically exclude any interest of Borrower in the Earned Sands that is to be reserved or retained by Borrower under the terms of the Farmout Agreement. In all cases, the term "Earned Sands" shall not include such reserved or retained interests of Borrower. As used in this section:

                 "CXY" shall mean CXY Energy, Inc.

                 "Earned Sands" shall mean that portion or those portions of the Farmout Lands of which CXY is or may from time to time become entitled to receive an assignment from Borrower pursuant to the terms and conditions of the Farmout Agreement.

                 "Farmout Agreement" shall mean that certain Option/Farmout Agreement dated June 9, 1995, by WRT Energy Corporation, as farmor, and CXY Energy, Inc., as farmee, affecting Borrower's leasehold interests in the Lac Blanc field in Vermilion Parish, Louisiana, a true and correct copy of which has heretofore been delivered to Lender.

                 "Farmout Lands" shall have the meaning given to such term in the Farmout Agreement.


                  ARTICLE VII - Events of Default and Remedies

         Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Related Person fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, and such failure is not remedied within one Business Day after it occurs;

         (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(d) or Section 5.2;

         (d) Any Related Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of ten (10) days after notice of such failure is given by Lender to Borrower;

         (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Lender;

         (f) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (g) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Restricted Debt in excess of $100,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (i) Any material adverse change occurs in Borrower's Consolidated condition (financial or otherwise), businesses, operations, properties (including any intangible assets) or prospects as the same exist on the date hereof; or

         (j)  Any Related Person:

                 (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                 (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                 (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                 (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                 (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

         (k) the Administrative Services Agreement ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested by any party thereto, or any party thereto denies it has any further obligations thereunder or fails to perform any of its obligations thereunder; or

         (l) Individuals nominated to the board of directors of Borrower by DLB at any time cease to constitute a majority of the members of such board.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Lender at any time and from time to time may without notice to Borrower or any other Related Person declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to declaration by Lender), any obligation of Lender to make any further loans of any kind under any agreement with any Related Person shall be permanently terminated.

         Section 7.2. Remedies. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

         SECTION 7.3. INDEMNITY. BORROWER AGREES TO INDEMNIFY LENDER, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RELATED PERSON OR ANY LIABILITIES OR DUTIES OF ANY RELATED PERSON OR OF LENDER WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

         THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER,

PROVIDED ONLY THAT LENDER SHALL BE NOT ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.


                          ARTICLE VIII - Miscellaneous

         Section 8.1.  Waivers and Amendments; Acknowledgments.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

         (b) Acknowledgements and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower and Lender,
(vii) should an Event of Default or Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loan.

         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 8.2. Survival of Agreements; Cumulative Nature. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to

Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 8.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that neither the Request for Loan nor any Rate Election shall become effective until actually received by Lender.

         Section 8.4. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

         SECTION 8.5. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTE OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER MAY

ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY LENDER IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST LENDER AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS AS PROVIDED HEREIN, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER ON OR PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO LENDER TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO LENDER THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO LENDER) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 8.6. Limitation on Interest. Lender, the Related Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

         Section 8.7. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, any Obligations under Sections 2.12 through 2.16, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

         Section 8.8. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 8.9. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         SECTION 8.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF BORROWER AND LENDER HEREBY FURTHER (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS

OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                        WRT ENERGY CORPORATION



                                        By:
                                           ----------------------------
                                           Raymond P. Landry
                                           Executive Vice President

                                        Address:

                                        3303 FM 1960 West, Suite 460
                                        Houston, Texas  77068
                                        Attention: President

                                        Telephone: (713) 706-3295
                                        Telecopy: (713) 706-4083


                                        ING (U.S.) CAPITAL CORPORATION



                                        By:
                                           ----------------------------
                                           Peter Y. Clinton
                                           Senior Vice President

                                        Address:

                                        135 East 57th Street
                                        New York, New York  10022-2101
                                        Attention: Alan G. Massara

                                        Telephone: (212) 409-1839
                                        Telecopy: (212) 832-3616

                                                                      SCHEDULE 1


                              DISCLOSURE SCHEDULE

                                                                      SCHEDULE 2


                               SECURITY SCHEDULE


1. Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated July 11, 1997 (the "Mortgage") made by Borrower for the benefit of Lender covering various properties of Borrower in Louisiana.

2. Security Agreement of even date herewith (the "Security Agreement") made by Borrower for the benefit of Lender.

3. Financing statements prepared for filing in Texas, Oklahoma and Louisiana in connection with the Mortgage.

4. Pledge Agreement (Deposit Accounts) of even date herewith (the "Pledge Agreement") made by Borrower for the benefit of Lender.

5. Financing statements prepared for filing in Texas, Oklahoma and Louisiana in connection with the Pledge Agreement and the Security Agreement.

                                                                      SCHEDULE 3

                               Insurance Schedule


1. Workers Compensation & Employers Liability/Texas Workers Compensation Insurance Fund
      Limit of Liability:
            Workers Compensation -- Statutory
            Employers Liability --
                 A.    Bodily Injury by accident -- $1,000,000
                 B.    Bodily Injury by disease each employee --
                       $1,000,000/employee
                 C.    Bodily Injury by disease -- $1,000,000/aggregate

      Also covers USL&H and Outer Continental Shelf Lands Act adjacent to Texas waters.

2.    Workers Compensation & Employers Liability
      Louisiana Workers Compensation Corporation
      Limit of Liability:
            Workers Compensation -- Statutory
            Employers Liability --
                 A.    Bodily Injury by accident -- $1,000,000
                 B.    Bodily Injury by disease -- $1,000,000/employee
                 C.    Bodily Injury by disease -- $1,000,000/aggregate

      Also covers USL&H and Outer Continental Shelf Lands Act.

3.    Maritime Employers Liability
      Limit of Liability -- $1,000,000 per occurrence
      Deductible -- $25,000 per occurrence

4.    Comprehensive General Liability
      Limit of Liability -- $1,000,000 per occurrence and in the aggregate.
      To include coverage for $1,000,000 CSL each occurrence for hired car and non-owned auto liability.

5.    Auto Liability
      Limit of Liability -- $1,000,000 Combined Single Limit per accident.

6.    Excess Liability
      Limit of Liability -- $25,000,000 per occurrence and in the aggregate except for auto liability. Covers legal liability excess of coverage provided by primary employers liability, maritime employers liability, comprehensive general liability, and auto liability coverages.

7.    Directors & Officers Legal Liability
      Limit of Liability -- $2,000,000 aggregate
      Deductible -- $250,000 per claim for loss as to which indemnification by the company is legally permissible.

8.    Excess Directors & Officers Legal Liability
      Limit of Liability -- $3,000,000 excess of $2,000,000 underlying primary coverage.

9.    Cost of Well Control and Extra Expense
            A.   Areas I & II -- $5,000,000 (100% interest) any one occurrence.
            B. Areas II-wet & III -- $10,000,000 (100% interest) any one occurrence.
            C. Care, Custody & Control -- $500,000 (100% interest) any one occurrence.
      Deductible:
            A.   Areas I, II, II-wet -- $50,000 (100%) per occurrence.
            B.   Area III -- $100,000 (100%) per occurrence.
            C.   Care, Custody & Control -- $10,000 (100%) per occurrence.

      Covers Cost of Well Control, Restoration or Redrilling, and Pollution Liability arising out of a blowout.

10.   Physical Damage -- Pipelines and Platforms
      Limit of Liability -- As per schedule of values in policy.
      Deductible -- $50,000 (100%) per occurrence.
      Covers physical damage loss and debris removal.

11.   Physical Damage -- Oil & Gas Lease Property
      Limit of Liability -- As per schedule of values in policy.
      Deductible -- $10,000 (100%) per occurrence.
      Covers physical damage loss and debris removal.

12.   Contractors Equipment Physical Damage
      Limit of Liability -- $1,294,000
      Deductible -- $5,000 each loss.
      Covers four (4) drilling/workover rigs, wireline truck, wireline unit, and associated equipment.

13.   Property Insurance -- Louisiana
      Limit of Liability:

            A.   Loc. 1 -- Building        $   289,000
            B.   Loc. 1 -- Contents        $    50,000
            C.   Loc. 2 -- Contents        $   100,000

      Deductible -- $1,000 each loss.
      Covers building and personal property.

14.   Property Insurance -- Texas
      Limit of Liability:

            A.   Loc. 1 -- Contents        $   150,000
            B.   Loc. 2 -- Contents        $    20,000

      Deductible -- $500 per loss.
      Covers office contents at two (2) locations.

15.   Boat Insurance (Hull)
      Limit of Liability -- $10,190
      Deductible -- $2,500 per loss.
      Covers 20' aluminum boat, engine and trailer.

                                                                       EXHIBIT A

PROMISSORY NOTE


$15,000,000                   New York, New York                   July 10, 1997

      FOR VALUE RECEIVED, the undersigned, WRT Energy Corporation, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) (herein called "Lender"), the principal sum of Fifteen Million Dollars ($15,000,000), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender, 135 East 57th Street, New York, New York or at such other place within New York County, New York, as from time to time may be designated by the holder of this Note.

      This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith between Borrower and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

      For the purposes of this Note, the following terms have the meanings assigned to them below:

            "Base Rate Payment Date" means (i) the last day of each calendar month, beginning July 31, 1997, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

            "Fixed Rate Payment Date" means, with respect to any Fixed Rate
      Portion: (i) the day on which the related Interest Period ends and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

      The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date specified in the Credit Agreement.

      The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. To the extent permitted by applicable law, all past due interest on the Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

      Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

      If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

      Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

      THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                        WRT ENERGY CORPORATION


                                        By:
                                           ----------------------------
                                           Raymond P. Landry
                                           Executive Vice President

                                                                       EXHIBIT B


                                REQUEST FOR LOAN


         Reference is made to that certain Credit Agreement dated as of July 10, 1997 (as from time to time amended, the "Agreement"), by and between WRT Energy Corporation ("Borrower") and ING (U.S.) Capital Corporation ("Lender"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lender to make the Loan to Borrower in the principal amount of $15,000,000, specifies July 11, 1997, as the date Borrower desires for Lender to make the Loan, and directs Lender to apply all proceeds of the Loan to payment of Lender's Bankruptcy Claim.

         To induce Lender to make the Loan, Borrower hereby represents, warrants, acknowledges, and agrees that:

                 (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                 (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                 (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loan requested hereby. Borrower will use the Loan hereby requested in compliance with Section 2.3 of the Agreement.

                 (d)  Except to the extent waived in writing as provided in
         Section 8.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to the Loan contained in the Agreement remains satisfied.

                 (e) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                        WRT ENERGY CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


         By its signature below, Lender hereby acknowledges that in accordance with Borrower's direction, Lender has applied all proceeds of the Loan to Lender's Bankruptcy Claim.

                                        ING (U.S.) CAPITAL CORPORATION



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C


                                 RATE ELECTION


         Reference is made to that certain Credit Agreement dated as of July 10, 1997 (as from time to time amended, the "Agreement"), by and between WRT Energy Corporation ("Borrower") and ING (U.S.) Capital Corporation ("Lender"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects a Fixed Rate Portion in the amount of $ __________ with an Interest Period beginning on __________________ and continuing for a period of __________________.

         To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

                 (a) The officer of Borrower signing this instrument is a duly elected, qualified and acting ____________ of Borrower, having all necessary authority to act for Borrower in making the election herein contained.

                 (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement.

                 (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF this instrument is executed as of ________________
________.

                                        WRT ENERGY CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS


         Reference is made to that certain Credit Agreement dated as of July 10, 1997 (as from time to time amended, the "Agreement"), by and between WRT Energy Corporation ("Borrower") and ING (U.S.) Capital Corporation ("Lender"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 5.1(b)(ii) of the Agreement. Together herewith Borrower is furnishing to Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Lender that:

                 (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

                 (b) the Financial Statements are accurate and complete in all material respects and satisfy the requirements of the Agreement;

                 (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections 5.2(l), (m) and (n) of the Agreement [*,Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement] and a comparison of the Financial Statements to the [Disclosure Statement][the business and financial plan furnished under Section 5.1(b)(iv) of the Agreement];

                 (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

         The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                        WRT ENERGY CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE


         Reference is made to that certain Credit Agreement dated as of July 10, 1997 (as from time to time amended, the "Agreement"), by and between WRT Energy Corporation ("Borrower") and ING (U.S.) Capital Corporation ("Lender"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned, being the Chief Executive Officer of Borrower, hereby certifies to Lender as follows:

                 1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section 5.1(m) of the Credit Agreement *[except as set forth in Schedule I attached hereto];

                 2. To the best knowledge of the undersigned after due inquiry, Borrower is on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could have a material adverse effect on the financial condition or operations of Borrower;

                 3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents;

                 4. Borrower has established an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could have a material adverse effect on the financial condition or operations of Borrower; and

                 5. Borrower has established an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.
                                       WRT ENERGY CORPORATION


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE I
                                                                     PAGE 1 OF 4

                              DISCLOSURE SCHEDULE

         To supplement the following sections of the Agreement of which this
Schedule is a part, and in addition and in supplement to the Debtor's and DLBW's Second Amended Disclosure Statement under 11 U.S. C. Section 1125 in support of Debtor's and DLBW's Second Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, In re: WRT Energy Corporation, Case No. 96-BK-50212, in the United States Bankruptcy Court for the Western District of Louisiana, Lafayette-Opelousas (the "Disclosure Statement"), Borrower hereby makes the following disclosures:

         1.      SECTION 4.1(f)  FINANCIAL STATEMENTS:

                 No material adverse change has occurred in Borrower's financial condition or business since the date of the Initial Draft Financial Statements, a copy of which was furnished by Michael J. Blaschke to counsel for Lender by letter dated July 2, 1997.

         2.      SECTION 4.1(g)  OTHER OBLIGATIONS AND RESTRICTIONS:

After giving effect to all payments under the Plan of Reorganization made on or before the date hereof, Borrower is liable or potentially liable for the following claims:

(i)      Pre-Petition Liens that survive Effective Date pursuant to Plan of
         Reorganization:

         a.      Secured Party:  General Motors Acceptance Corporation
                 Amount outstanding:   $2,745.47
                 Collateral:   Automobile(s)

         b.      Secured Party:   MC Bank & Trust Company
                 Amount outstanding: $195,580.02
                 Collateral:   Office complex in Lafayette, Louisiana

         c. Purported Secured Party: Tricore Energy Venture, L.P.(1) Amount of asserted Claim: $9,063,798.00
                 Purported Collateral: Certain interests (aggregating approximately 4.69% leasehold working interest and approximately 3.72% net revenue interest) in West Cote Blanche Bay Field. This security interest is disputed. If the asserted security interest is upheld, Borrower will have the option either to transfer the

---------------
(1) The Borrower disputes the validity of the asserted lien and of the amount of the asserted claim. The Borrower has filed an adversary proceeding seeking to void or avoid the asserted lien, and intends to file an object to the amount of the asserted claim.

                                                                      SCHEDULE I
                                                                     PAGE 2 OF 4

                 collateral to Tricore subject to all senior rights, or to pay an amount equal to the lesser of the allowed amount of Tricore's claim and the value of the collateral.

(ii) Pre-Petition Liens not provided for in the Plan of Reorganization, that are being disputed:(2)

         a.      Claimant:  Duck Lake Acquisition Partners
                 Asserted Amount:  $318,377.12
                 Asserted Collateral:  Lac Blanc Field

         b.      Claimant:  Amerada Hess Corporation
                 Asserted Amount:  $301,758.25
                 Asserted Collateral:  Lac Blanc Field

         c.      Claimant:  LLOG Exploration Company
                 Asserted Amount:  $1,100,000.00
                 Asserted Collateral: Bayou Penchant, Bayou Pigeon, Deer Island, Abbeville and Golden Meadow Fields

         d. Claimant: Continental Land & Fur (claim purchased by LLOG Exploration Company)
                 Asserted Amount:  $78,000.00
                 Asserted Collateral:  Deer Island Field and Bayou Penchant
                 Field

         e. Claimant: Miscellaneous Asserted Royalty Claimants Asserted Amount: $49,595.76 in the aggregate
                 Asserted Collateral:   Miscellaneous

(iii) Mechanics' and Materialmen's Liens (Classes C-1 through C-16) that are to receive cash payments under the Plan of Reorganization:(3)

         a.      Allowed Claims:
                 Aggregate dollar amount to be paid:  $1,294,848.03
                 Amount to be reserved by Disbursing Agent:  $1,294,848.03

---------------
(2) The Borrower disputes the validity of the asserted liens and of the amount of the asserted claims. The Borrower has filed motions under applicable law challenging the validity of the asserted liens and of the asserted claims. No reserve is being established on account of these claims.
(3) Pursuant to the Plan of Reorganization, it is a condition to all distributions to each holder of a claim in these Classes (other than Class C-11) that the holder execute appropriate documents to release its liens. In addition, the Plan of Reorganization and the Confirmation Order provides for the extinguishment of all liens asserted by the holders of claims in these Classes.

                                                                      SCHEDULE I
                                                                     PAGE 3 OF 4

         b.      Disputed Claims:
                 Aggregate dollar amount potentially payable, based upon maximum asserted amount of Claim and the Class in which the Claim is asserted: $1,008,428.13
                 Amount to be reserved by Disbursing Agent:  $1,008,428.13

(iv) Administrative Expenses incurred outside the ordinary course of business:(4)

         a.      Allowed Claims:
                 Aggregate dollar amount to be paid on Effective Date:
                 $1,227,444.63
                 Aggregate dollar amount of professional fees applications for which have been filed but with respect to which the hearing has not occurred as of July 10: $437,043.76. No reserve is being established on account of these fees.

         b.      Disputed Claims:
                 Aggregate dollar amount asserted:  $1,162,974.76
                 Amount to be reserved by Disbursing Agent:  $265,778.09

(v)      Priority Claims:

         a.      Allowed Claims: None.

         b.      Disputed Claims: None.

(vi)     Priority Tax Claims:

         a.      Allowed Claims:
                 Aggregate dollar amount:  $1,157,025.32
                 Aggregate dollar amount to be paid on Effective Date:
                 $302,679.01)(5)
                 Aggregate dollar amount remaining to be paid:
                 $854,343.61

         b.      Disputed Claims:
                 Aggregate dollar amount asserted: $95,947.09. This amount will be reserved in full.

---------------
(4) Pursuant to the Plan of Reorganization, all Administrative Expenses that have been and are incurred in the ordinary course of Old WRT's business will be paid in the ordinary course and are not included herein or in the amounts set forth in Section 4.1(g) of the Agreement.
(5) Pursuant to the Plan of Reorganization, this amount shall be paid in full in equal quarterly installments, plus interest at the rate of LIBOR plus 2%, with the last payment being made on December 31, 2001.

                                                                      SCHEDULE I
                                                                     PAGE 4 OF 4

(vii)    Convenience Class Claims

                 Aggregate dollar amount to be paid on Effective Date:
                 $143,335.94

         3.      SECTION 4.1(i)  LITIGATION:

                 Attached hereto as Exhibit "1" is a list of all outstanding litigation.

         4.      SECTION 4.1(j)  ERISA LIABILITIES:

                 The Borrower maintains a 401(k) savings plan, under which the Borrower may, at its election, make matching contributions for its employees' contributions. The Borrower has no ERISA liabilities other than its obligations, if any, under the 401(k) plan.

         5.      SECTION 4.1(k)  ENVIRONMENTAL MATTERS:

                 There have been no reportable releases of hazardous substances, citations or summons for violations of environmental laws or regulations or any known or threatened criminal, civil or administrative actions relating to environmental matters.

         6.      SECTIONS 4.1(l) AND 8.3   NAMES AND PLACES OF BUSINESS:

                 NAME CHANGES:

                 The Borrower - WRT Energy Corporation, a Texas corporation, merged into WRT Energy Corporation, a Delaware corporation, as of July 10, 1997.

                 CURRENT AND FORMER PLACES OF BUSINESS:

                 The Borrower:          WRT Energy Corporation
                                        3303 FM 1960 West, Suite 140
                                        Houston, Texas 77068
                                        (formerly 5718 Westheimer,
                                        Suite 1201
                                        Houston, Texas  77057)

                                        also:

                                        1405 West Pinhook, Suite 210
                                        Lafayette, Louisiana 70503

                                                                       EXHIBIT 1

                      [SHEINFELD, MALEY & KAY LETTERHEAD]



                                  July 9, 1997


VIA FACSIMILE: (212) 593-5955


Brooks R. Burdette, Esq.
Schulte Roth & Zabel, LLP
900 Third Avenue
New York, New York 10022

     RE: IN RE WRT ENERGY CORPORATION;
         PENDING LITIGATION

Dear Brooks:

     Pursuant to our telephone conversations over the past two days, please find below a listing of all known pending litigation involving WRT. Such listing does not include those matters as to which actual litigation is either intended or contemplated by WRT, but not yet filed, and does not disclose litigation as to which the Litigation Entity will effectively become the party in interest; it merely discloses actual pending litigation as to which New WRT will be a party on and after the Effective Date of the Plan. Additionally, this listing has been compiled without consultation with WRT and, therefore, may not reflect additional litigation as to which we have not yet been made aware.

                             ADVERSARY PROCEEDINGS:

PARTIES                        NATURE OF DISPUTE            STATUS
-------                        -----------------            ------
Wrt v. Tri-Deck & Perry Gas   Turnover (Section 542)   Motion for partial
(Adv. No. 96AP-5028)                                   summary judgement by
                                                       WRT under advisement;
                                                       mtn for summary judg-
                                                       ment by Perry Gas filed-
                                                       hearing set 7/29/97 @
                                                       8:00 am


WRT v. Tricore                Declaratory Judgm't/     Adv. + claim obj. con-
(Adv. No. 97AP-5003)          Avoidance Action         solidated; Status tele-
                              Sections 544 and 547)    phonic conference - 7/14/97
                              + claim objection        @ 8:30 am; hearing on
                              (consol.)                motions for partial sum-
                                                       mary judgment - 7/15/97 @
                                                       10:00 am; trial - 8/18/97
                                                       as to validity/avoidance
                                                       of security ints.

Brooks R. Burdette, Esq.
Page 2
July 9, 1997

PARTIES                            NATURE OF DISPUTE                 STATUS
-------                            -----------------                 ------
WRT v. Continental Land & Fur      Lien Avoidance Action     Status telephonic hearing --
(Adv. No. 97AP-5037)               (Section 545)             7/24/97 @ 9:30 am

WRT v. EC Energy Prod.             Turnover (Section 542)    Motion to w/draw as counsel
(Adv. No. 97AP-5036)                                         recently filed by counsel to EC
                                                             Energy; Paul DeBaillon should
                                                             be consulted to determine status

WRT v. LLOG                        Lien Avoidance Action     Status telephonic hearing --
(Adv. No. 97AP-5036)               (Section 545)             7/24/97 @ 9:00 am

WRT v. Duck Lake                   Lien Avoidance Action     Effectively off calendar;
(Adv. No. 97AP-5018)               (Section 545)             claim obj. as to secured nature
                                                             of claim under advisement

WRT v. Russell Resources,          Lien Avoidance Action     Rendered moot by disallowance
et al. (Adv. No. 97AP-5017)        (Section 545)             of claims in full response to
                                                             claims objections; counterclaims
                                                             of defendants abstained from;
                                                             Notice of Appeal filed by
                                                             defendants


                              CONTESTED MATTERS:

PARTIES                            NATURE OF DISPUTE                 STATUS
-------                            -----------------                 ------
Court, WRT, Plaintiffs from        Unsealing of Supplement   WRT to release certain docs
Securities Litigation              to Examiner's Report      upon execution of appropriate
                                                             confid. agmt.

WRT v. Plains Marketing            2004 exam. -- Plains =    Negotiated confid. agmt. to
                                   WRT's ex-oil purchaser    be executed and approved by
                                                             Bankruptcy Court in order for
                                                             Plains to cooperate

Exxon v. WRT                       Mtn for Allowance of      Motion granted; pending agmt
                                   Admin. Expense for        as to form of order
                                   Unpaid Royalties

Brooks R. Burdette, Esq.
Page 3
July 9, 1997

PARTIES                       NATURE OF DISPUTE             STATUS
-------                       -----------------             ------

WRT v. Amerada Hess           Claim Objection               Trial hearing
                                                            continued -- date
                                                            left open

WRT v. Continental
Land & Fur                    Claim Objection               Under advisement as
                                                            to post-petition
                                                            royalty piece of
                                                            claim; claim
                                                            duplicative of claim
                                                            compromised as admin
                                                            claim; awaiting
                                                            response from Brent
                                                            Barriere re
                                                            disposition of proof
                                                            of claim as a result
                                                            of settlement; if
                                                            POC not eliminated
                                                            and WRT does not
                                                            recover Tri-Deck
                                                            funds, issue remains
                                                            as to whether
                                                            remaining royalties
                                                            -- secured or unsec.
                                                            claim

WRT v. LLOG                   Claim Objection               Under advisement as
                                                            to site restoration
                                                            claim and status of
                                                            entire claim as
                                                            secured v. unsec.

WRT v. Unclassified
Secured Claimants             1141 Lien Stripping Motion    Adverse ruling
                                                            entered by
                                                            Bankruptcy Court; to
                                                            be appealed

Pigeon Land v. WRT            Mtn for allowance &
                              prnt of admin. claim          Mtn granted; dispute
                                                            as to form of order;
                                                            awaiting word as to
                                                            date/time of
                                                            hearing/telephone
                                                            conf. with Court to
                                                            resolve dispute as
                                                            to form of order

WRT v. Dennis & Crystal
Landry                        Claim Objection               Off trial calendar;
                                                            proposed form of
                                                            order permitting
                                                            liquid. of claim in
                                                            state court per
                                                            Class D-2 of plan
                                                            submitted to
                                                            opposing counsel &
                                                            awaiting signature
                                                            for submission to
                                                            Ct.

Brooks R. Burdette, Esq.
Page 4
July 9, 1997

PARTIES                       NATURE OF DISPUTE                     STATUS
-------                       -----------------                     ------
CXY v. WRT                    Mtn for allowance &         Hearing 7/15/97 @ 10:00 am;
                              pmt of admin. claim         unopposed mtn for continuance
                                                          filed by CXY - proposing
                                                          10/7/97 as new hearing date;
                                                          outstanding document request
                                                          still being fulfilled by WRT

WRT v. CXY                    Claim Objection             Hearing 7/15/97 @ 10:00 am;
                                                          unopposed mtn for continuance
                                                          filed (see above)

WRT v. CXY                    Mtn to Assume JOA,          Hearing 7/15/97 @ 10:00 am;
                              Reject Gas Sched. Agmt      unopposed mtn for continuance
                                                          filed (see above)

WRT v. Duck Lake              Claim Objection             Under advisement

WRT v. Eugene Russell         Claim Objection             WRT's summary judgment
                                                          granted disallowing claim in
                                                          full; Notice of Appeal filed 7/3

WRT v. Russell Resources      Claim Objection             WRT's summary judgment
                                                          granted disallowing claim in
                                                          full; Notice of Appeal filed 7/3

WRT v. Griffins               Claim Objection             WRT's summary judgment
                                                          granted disallowing claim in
                                                          full; Notice of Appeal filed 7/3

Perry Gas v. WRT              Mtn for allowance of        Reasons for Decision entered
                              admin. claim                granting motion in an amount
                                                          = approx. $64,400; Perry Gas
                                                          to submit form of order

WRT v. Ambar, Inc.            Claim Objection             Hearing 8/12/97 @ 8:00 am

WRT v. Suard Barge            Claim Objection             Hearing 8/12/97 @ 8:00 am

Brooks R. Burdette, Esq.
Page 5
July 9, 1997

PARTIES                            NATURE OF DISPUTE                  STATUS
-------                            -----------------                  ------
WRT v. Inland Marine               Claim Objection          Hearing 8/12/97 @ 8:00 a.m.

WRT v. Settoon, Inc.               Claim Objection          Hearing 8/12/97 @ 8:00 a.m.

WRT v. Settoon Marine, Inc.        Claim Objection          Hearing 8/12/97 @ 8:00 a.m.

WRT v. Petro Rentals               Claim Objection          Hearing 8/12/97 @ 8:00 a.m.

WRT v. Patterson Marine            Claim Objection          Hearing 8/12/97 @ 8:00 a.m.

                            OTHER KNOWN LITIGATION:

PARTIES                            NATURE OF DISPUTE                       STATUS
-------                            -----------------                       ------
Berniece B. Wright, et al.         Class Action Securities       Pending SDNY - WRT severed
v. WRT et al., S.D.N.Y.            Litigation                    into separate case; no class
                                                                 certified; WRT effectively not
                                                                 represented due to Porter &
                                                                 Hedges' withdrawal; case should
                                                                 be dismissed upon
                                                                 consummation of Plan

Thibodeaux v. WRT et al.,          Personal Injury               WRT's state counsel =
Cause No. 116977, 32nd                                           Jim Carrol;
Jud. Dist. Ct., Terrebonne                                       relief from auto. stay
Parish, La.                                                      granted to permit liquidation
                                                                 of claim subject to satisfaction
                                                                 as Class D-2 claim

Dennis & Crystal Landry v.         Personal Injury               WRT's state counsel =
WRT et al., Cause No.                                            Trey Sundmaker; form of
10-13933, 38th Jud. Dist.                                        agreed order permitting
Ct., Cameron Parish, La.                                         case to go forward sent to
                                                                 opposing counsel; claim
                                                                 subject to satisfaction as
                                                                 Class D-2 claim.

Brooks R. Burdette, Esq.
Page 6
July 9, 1997


PARTIES                            NATURE OF DISPUTE                  STATUS
-------                            -----------------                  ------

Muller v. WRT et al.,              Tortious Interference              Claim disallowed in bankruptcy;
Cause No. 484-091, 24th            with Contract                      state law case should be dism'd
Jud. Dist. Ct., Jefferson                                             as a result; WRT's state law
Parish, La.                                                           counsel = James Irvin.

Breaux v. So. Gulf, et al.         Personal Injury                    Unknown, other than fact stayed
                                                                      by bankruptcy; state counsel =
                                                                      Thomas Juneau

                         NON-CONTESTED MATTERS:


MOVANT                             NATURE OF MOTION                   STATUS
-------                            -----------------                  ------

Jefferies & Company, Inc.          Final Fee Application              Hearing - 7/15/97 @ 8:00 am

Farnsworth & vonBerg               Second Interim Fee App             Hearing - 7/29/97 @ 8:00 am

Charles H. Robertson               Final Fee Application              Hearing - 7/29/97 @ 8:00 am

WRT                                Exercise of option                 Motion granted; Bill of Sale must
                                   purchase Vortoil equip.            be executed by Baker Hughes
                                                                      Process Systems

WRT                                Motion to Assume                   Conditional motions filed as to
                                                                      oil & gas leases held by State
                                                                      of Louisiana and LaFourche
                                                                      Parish School Board; need to
                                                                      withdraw motions now that oil
                                                                      & gas lease appeal dismissed.

Milam Royalty Corp.                Motion for allowance of            Form of order submitted to
                                   admin. claim                       Court for disallowance of
                                                                      claim as moot due to approval
                                                                      of compromise; awaiting
                                                                      entry by Court

Brooks R. Burdette, Esq.
Page 7
July 9, 1997


        In providing the foregoing, I have made every effort (given the shortness of time and the numerous other urgencies in concluding the closing) to include every pending item of litigation. However, I cannot guaranty the complete accuracy of the above listing. Should you have any questions or concerns, please feel free to give me a call.

                                        Very truly yours,


                                        /s/ E. LEE MORRIS


                                        E. Lee Morris

ELM\per
16397.001

cc:     Joel P. Kay, Esq. [Firm]
        Stephen W. Lemmon, Esq. [Firm]
        Katherine T. Mize, Esq. [Firm]
        J. Casey Roy, Esq. [Firm]
        Mr. Raymond P. Landry
        Mark A. Broude, Esq.